                                                                    Exhibit 10.1

Ambac                                                                  Ambac Assurance Corporation
Certificate Guaranty Insurance Policy                                  One State Street Plaza
                                                                       New York, New York 10004
                                                                       Telephone: (212) 668-0340

Insured Obligations:                                                   Policy Number:
ABFS Mortgage Loan Trust 2002-1                                        AB0541BE
Mortgage Pass-Through Certificates, Series 2002-1
$107,527,000 Variable Class A-1 Certificates
$38,958,000 4.04% Class A-2 Certificates
$57,167,000 4.75% Class A-3 Certificates                               Premium:
$63,457,000 5.61% Class A-4 Certificates                               As set forth in the Insurance Agreement
$52,891,000 6.51% Class A-5 Certificates
$32,000,000 Notional Amount 10.00% Class A-IO Certificates

Ambac Assurance Corporation (Ambac) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all tights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

President                                 Secretary


Effective Date: March 21, 2002            Authorized Representative

CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of       Effective Date of Endorsement: Certificate
Guaranty Insurance Policy #AB0541BE                    March 21, 2002 issued to:

JPMorgan Chase Bank,
as Trustee for the Holders of
ABFS Mortgage Loan Trust 2002-1,
Mortgage Pass-Through Certificates, Series 2002-1


     For all purposes of this Policy, the following terms shall have the following meanings:

     "Agreement" shall mean the Pooling and Servicing Agreement, dated as of March 1, 2002, among Bear Stearns Asset-Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer and JPMorgan Chase Bank, as Trustee and Collateral Agent, as such agreement may be amended, modified or supplemented from time to time as set forth in the Agreement.

     "Available Funds" has the meaning assigned to such term in Section 6.04(a) of the Agreement.

     "Business Day" means any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of Pennsylvania, New York, Delaware or New Jersey are authorized or obligated by law or executive order to be closed.

     "Certificate Insurer" means Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance corporation, or any successor thereto, as issuer of the Policy.

     "Certificates" means the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-IO Certificates, substantially in the form set forth in Exhibits A and B to the Agreement.

     "Deficiency Amount" means, for each Distribution Date, an amount equal to the excess, if any, of Required Distributions over the Available Funds.

     "Distribution Date" shall mean the 15th day of any month (or if such 15th day is not a Business Day, the first Business Day immediately following) beginning on the First Distribution Date.

     "Due for Payment" shall mean with respect to any Insured Payment, such amount is due and payable pursuant to the terms of the Agreement.

     "First Distribution Date" shall mean April 15, 2002.

     "Final Stated Maturity Date" shall mean December 15, 2032.

     "Holder" shall mean the registered owner or beneficial owner of any Certificate.

     "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of March 21, 2002, among Ambac Assurance Corporation, as Certificate Insurer, Bear Stearns Asset-Backed Securities, Inc., as Depositor, American Business Credit, Inc., as Servicer and Originator, HomeAmerican Credit, Inc. d/b/a Upland Mortgage, as Originator, American Business Mortgage Services, Inc., as Originator, ABFS 2002-1, Inc., as Unaffiliated Seller and JPMorgan Chase Bank, as Trustee, as such agreement may be amended, modified or supplemented from time to time.

     "Insured Amounts" shall mean, with respect to any Distribution Date, any Deficiency Amount for such Distribution Date.

     "Insured Payments" shall mean, the aggregate amount paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for any Distribution Date and (ii) Preference Amounts for any given Business Day.

     "Insurer Defense Costs" shall have the meaning assigned to such term in the Agreement.

     "Late Payment Rate" shall mean for any Distribution Date, the greater of
(i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (ii) the then applicable highest rate of interest on the Certificates. The Late Payment Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

     "Net Mortgage Loan Interest Shortfalls" shall have the meaning assigned to such term in the Agreement.

     "Nonpayment" shall mean, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Agreement.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

     "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

     "Preference Amount" means any payment of principal or interest on a Certificate which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     "Premium" shall mean the amount payable to the Certificate Insurer on each Distribution Date calculated at the Premium Percentage.

     "Premium Percentage" shall have the meaning set forth in the Insurance Agreement.

     "Reimbursement Amount" shall mean, as to any Distribution Date, the sum of
(x) (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Sectio n 6.05(a) of the Agreement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement (including but not limited to Insurer Defense Costs, but excluding the Premium Amount due on such Distribution Date to the extent previously paid), as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate.

     "Required Distributions" shall mean (i) with respect to any Distribution Date occurring prior to the Final Stated Maturity Date the sum of (x) the Interest Distribution Amount for the Certificates plus any Class A-IO Available Funds Cap Current Shortfall Amount, less any Net Mortgage Loan Interest Shortfalls and any Class A-1 Available Funds Cap Carry-Forward Amounts and (y) any Overcollateralization Deficit(s) after application of Available Funds; and
(ii) with respect to the Final Stated Maturity Date, the sum of (x) the amount set forth in clause (i)(x) above and (y) the aggregate Outstanding Certificate Principal Balance on the Certificates (other than the Class A-IO Certificates), after giving effect to all other payments of principal on the Certificates (other than the Class A-IO Certificates) on that Distribution Date.

     "Trustee" shall mean JPMorgan Chase Bank, in its capacity as Trustee under the Agreement, or if any successor Trustee or any co-trustee shall be appointed as provided therein, then " Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

     Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Insurance Agreement and the Agreement.

     Notwithstanding any other provision of the Policy, the Certificate Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the related Insured Amount is due and (ii) the second Business Day following receipt in New York, New York on a Business Day by the Certificate Insurer of a Notice at the address and in the manner provided in Section 6.02 of the Insurance Agreement; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended or corrected Notice.

     As provided in the third paragraph of the Policy, the Certificate Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event no earlier than the third Business Day following receipt by the Certificate Insurer of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of this Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or Holder (the "Order"),
(ii) a certificate by or on behalf of the Trustee or Holder that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Certificate Insurer, duly executed and delivered by the Trustee or Holder, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee or Holder relating to or arising under the Agreement against the Trust Fund or otherwise with respect to such Preference Amount and (iv) a Notice of Nonpayment (in the form attached hereto as Exhibit
A) appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor- in-possession or trustee in bankruptcy named in the Order, and not to the Holder directly, unless the Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor- in-possession or trustee in bankruptcy named in the Order, in which case the Certificate Insurer will pay the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Certificate Insurer and (b) evidence satisfactory to the Certificate Insurer that payment has been made to such court or receiver, conservator, debtor- in-possession or trustee in bankruptcy named in the Order.

     The Certificate Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, the Certificate Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement.

     This Policy does not cover Net Mortgage Loan Interest Shortfalls, Class A-1 Available Funds Cap Carry-Forward Amounts, shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of such liability) or any risk other than Nonpayment, including the failure of the Trustee to make any payment required under the Agreement to the Holders of the Certificates.

     The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

     A premium will be payable on this Policy on each Distribution Date as provided in Section 6.05(a)(ii) of the Agreement, beginning with the First Distribution Date, in an amount equal to the Premium.

     THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Certificate Insurer.

     Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

     To the extent the provisions of this Endorsement conflict with the provisions in the above- mentioned Policy, the provisions of this Endorsement shall govern.

     This Policy and the obligations of the Certificate Insurer hereunder shall terminate one year and one day from the earlier to occur of: (a) the date on which all amounts required to be paid to Holders of the Certificates have been paid in full, and (b) the Final Stated Maturity Date. Upon termination of this Policy, the Trustee shall forthwith deliver the original of this Policy to the Certificate Insurer.

     No waiver of any rights or powers of the Certificate Insurer, the Holders or the Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

     This Policy is issued under and pursuant to, and shall be construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this Endorsement to the Policy to be signed by its duly authorized officers.

____________________________________       ____________________________________
Assistant Secretary                        First Vice President

                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                              Policy No. #AB0541BE


                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS


                                                              Date: [      ]
Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

     Reference is made to Certificate Guaranty Insurance Policy No. #AB0541BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.

     The Trustee hereby certifies as follows:

     1.   The Trustee is the Trustee under the Agreement for the Holders.

     2.   The relevant Distribution Date is [date].

     3. Payment on the Certificates in respect of the Distribution Date is due to be received on _______________________ under the Agreement, in an amount equal to $______________.

     4. There is an Insured Amount of $______________________ in respect of the Certificates, which amount is Due for Payment pursuant to the terms of the Agreement.

     5. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

     6. The Trustee hereby requests the payment of the Insured Amount that is Due For Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: ____________________(Trustee's account number).

     7. The Trustee hereby agrees that, following receipt of the Insured Payment from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Certificate Account and not commingle such funds with other funds held by Trustee; and (d) maintain an accurate record of such payments with respect to each certificate and the corresponding claim on the Policy and proceeds thereof.

     ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES ANAPPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUD ULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VAL UE OF THE CLAIM FOR EACH SUCH VIOLATION.

                                         By: ________________________________
                                             Trustee


                                         Title: _____________________________
                                                (Officer)